Contract of Permission for Operating Business of
                Selling Medicines, Medical Supplies and Equipment
                        at Bangkok International Airport


                                                          Contract No. 6-61/2544


This contract is made at the Airports Authority of Thailand on 20 November 2001, between the Airports Authority of Thailand, represented by ACM Therdsak Satcharak, Managing Director of the Airports Authority of Thailand, hereinafter called "AAT" of one part, and King Power Tax Free Co., Ltd., registered as a juristic person Company Limited under the Civil and Commercial Code, with the head office at 26th-27th Floors, Siam Tower, No. 989, Rama I Road, Pathum Wan Sub-district, Pathum Wan District, Bangkok Metropolis, represented by Mr. Viratana Suntaranond, the person empowered to enter juristic act binding King Power Tax Free Co., Ltd. according to the Certificate No. Phor.Hor. 0016505 dated 1 October 2001, issued by the Office of Partnership/Company Registration, Bangkok Metropolis, hereinafter called the "Operator" of the other part.

AAT and the Operator agree as follows :

1.       Business Operation

         AAT agrees to grant a permission and the Operator agrees to receive the permission for operating business of selling medicines, medical supplies and equipment, at the area on the 3rd Floor, connecting the International Passenger Terminal 1 and 2, the Bangkok International Airport, under the terms and conditions of this contract, from 1 November 2001 to 30 November 2004.

2.       Fee, Remuneration, Taxes/Duties, Other Expenses & Method of Payment

         2.1 The Operator agrees to pay the fee for entering into the contract, and the remuneration for receiving permission for operating business of selling medicines, medical supplies and equipment, under this contract, to AAT, as follows:

         2.1.1 The fee for entering into the contract, Baht 5,139.00 (Five Thousand One Hundred Thirty-Nine Baht), not including the value added tax;

         2.1.2 The Operator agrees to pay the remuneration for receiving permission for operating the business under this contract to AAT, on monthly basis, at a rate of 15% (fifteen) of the total revenues of that particular month, before deduction of expenses (the total revenues include the value added taxes), or the minimum remuneration the Operator agrees to pay to AAT, whichever is higher, whereby such amount shall be deemed the remuneration for that particular month. The minimum remuneration shall be as follows :

                  -        For the period 1 November  2001 - 30  November  2002,
                           Baht  88,000.00   (Eighty-Eight  Thousand  Baht)  per
                           month;

                  - For the period 1 November 2002 - 30 November 2003, Baht 96,800.00 (Ninety-Six Thousand Eight Hundred
                           Baht) per month; and

                  - For the period 1 November 2003 - 30 November 2004, Baht 106,480.00 (One Hundred and Six Thousand Four Hundred Eighty Baht)

                           The remuneration that the Operator agrees to pay to AAT does not include the value added tax, for which the Operator has the duty to pay at the rate stipulated by law.

         2.2 In paying the remuneration under Clause 2.1.2, the Operator agrees to pay the minimum remuneration to AAT in advance, on monthly basis, by the 5th of every month. If the remuneration at a rate of 15% (fifteen) of the total revenues before deduction of expenses appears to be higher than the minimum remuneration, the Operator agrees to pay the difference thereof to AAT by the 20th of the following month.

         2.3 The Operator agrees to be responsible for payment of the taxes and/or other expenses related to the business operation under this contract at the rates stipulated by law and/or set forth in directives of AAT.

         2.4 All payment under this contract shall be made at Finance Division, Finance Department, of AAT. After the Operator has made payment to AAT, a receipt shall be issued to the Operator as evidence. The receipt shall have the signatures of the Director, Finance Division, Finance Department, of AAT or the designated person, jointly with the cashier of Finance Division, Finance Department, of AAT or the designated person who must be a financial staff of AAT.

                  If the Operator is in default of any payment under this contract, the Operator consents to pay penalty to AAT at a rate of 1.5 percent (one point five) per month of the outstanding amount. A fraction of month shall be counted as one month.

                  The Operator agrees that this clause is a separate part, and without prejudice to the right of the Lessor to terminate this contract and claim for damages.

3.       Duties and Responsibilities of the Operator

         3.1 In operating the business under this contract, the Operator agrees to invest in decoration of the premises which shall be attractive and modern as well as acquiring articles and equipment at the Operator's own expense.

         3.2 The Operator shall not transfer the business under this contract or permit a third party to operate the business, either in part or in whole, unless a written permission has been obtained from AAT first.

         3.3 The Operator shall operate the business under this contract with expertise, caution and competence in accordance with the standard practice of this type of business, whereby the Operator shall take into consideration AAT's reputation and image.

         3.4 The Operator shall not use the word "Airports Authority of Thailand," "AAT" or other word concerning with AAT or the logo of the Airports Authority of Thailand as trading name, characteristics or logo of the Operator's business or juristic person name, to such an extent that it would be mistaken as the business of AAT.

         3.5 The Operator must be permitted to sell the conventional medicines, and has obtained a license to sell the conventional medicines from the Food & Drugs Administration, the Ministry of Public Health.

         3.6 The Operator shall arrange to have a pharmacist working at the business premises at all times. The sign showing the name/family name of the pharmacist and working hours must be visibly displayed for the service users to see.

         3.7 The Operator must present the license to sell the conventional medicines, and the practice license of all pharmacists, and submit the photo copies thereof, to AAT at least seven days before opening the business. When a new pharmacist will be working at the business premises, the Operator shall proceed in the same manner.

         3.8 The medicines, medical supplies and equipment to be sold by the Operator must be of good quality and up to the standards. Should there be any compliant regarding the price or quality of the medicines, medical supplies and equipment, AAT reserves the right to inform the Operator to change the price and quality of the same. Thereby, AAT's decision shall be final.

         3.9 The Operator must sell the medicines, medical supplies and equipment at the Bangkok International Airport at the same prices and quantity as the leading department stores in Bangkok and its vicinity. The selling price shall not be higher than the price showing on the pack or container.

         3.10 The Operator shall have price tags of the medicines, medical supplies and equipment visibly displayed and in Baht only.

         3.11 The Operator shall strictly comply with the Medicine Act and the relevant provisions of laws or rules, regulations and other directives related to the business operation, and comply with the concerned conditions, rules, instructions, regulations or directives of AAT in all respects, both the existing ones and those to be issued in the future. The Operator shall be cautious to not allowing any person to perform any illegal act in the business premises or hiding any illegal thing or make use of it as dwelling place, either temporary or permanently, at any time. Should any damage occurred due to such incident, the Operator shall be liable to AAT for the consequences of the act of such person as if having been committed by the Operator.

         3.12 The Operator shall open for business on daily basis, and no closing of business on any day is permitted. The business hours shall be at least 06.00 - 24.00 hrs.

                  If the Operator wishes to change the business hours, a written permission must be obtained from AAT on every occasion.

         3.13 The Operator shall not make any advertisement in the business premises under this contract, unless a written permission has been obtained from AAT first.

         3.14 The Operator shall oversee to ensure that every staff and employee of the Operator dress properly and have the name tag or label as endorsed by AAT, and strictly comply with the regulations, directives and instructions of AAT. In case of any violation thereof, the Operator consents AAT to take an appropriate action.

         3.15 The Operator shall facilitate AAT staff, who have been appointed and assigned to oversee the Operator's business under this contract, to inspect the business premises, merchandise, selling prices and the relevant documents, as well as auditing the Operator's books of accounts, from time to time, during reasonable hours.

         3.16 The Operator consents AAT to warn the staff and employees of the Operator in case any of whom has not performed his or her duties efficiently or has shown an unbecoming conduct with the service user, for which he or she must comply.

         3.17 The Operator consents AAT or AAT's staff to inspect safety measures of the Operator, and if it is found to be inadequate, the Operator agrees to take the corrective action as informed by AAT or AAT's staff accordingly.

         3.18 If the Operator has found any thing or baggage of the service user in the business premises, the Operator shall not remove it and shall notify AAT promptly.

         3.19 AAT reserves the right to specify the types of merchandise and notify the Operator to refrain from selling the merchandise that AAT deems inappropriate, for which the Operator shall strictly comply.

         3.20 In operating the business under this contract, if any damage occurred to the property or reputation of AAT, by an act of the Operator or the persons whom the Operator has appointed, assigned, hired or requested to perform the works of the Operator, the Operator shall be responsible for compensation of such damage.

         3.21 It is prohibited to have a jukebox, audio or stereo equipment in the business premises.

         3.22 The Operator shall prepare the document showing the total revenues of the business operation in each month, and submit the same to AAT by the 20th of the following month.

         3.23 At the end of the fiscal year or the end of the contract of the Operator, whichever comes first, the Operator shall have the Certified Public Accountant of the Operator certified and confirmed the total revenues of the business operation under this contract, and notify AAT in writing within 150 days from the end of the fiscal year or the end of the contract of the Operation, whichever comes first. All expenses incurred therefrom shall be borne by the Operator.

         3.24 In case the Operator has failed to comply with or acted beyond the contract and AAT has already forwarded a warning letter, but the Operator has neglected to comply with the contract or continued to act beyond the contract, AAT shall impose a daily fine to the Operator from the date of such act at a rate of 0.1% of the monthly remuneration. Thereby, the Operator agrees to pay the fines to AAT accordingly.

4.       Performance Guarantee

         In entering into this contract, the Operator has submitted the Letter of Guarantee No. 029-01-00126-6/93, dated 6 November 2001, issued by Siam Commercial Bank Public Company Limited, Lak Si Branch, for Baht 702,768.00 (Seven Hundred and Two Thousand Seven Hundred Sixty-Eight
         Baht) to AAT as performance guarantee. AAT shall return the said Letter of Guarantee after the Operator has been relieved from all obligations under this contract.

5.       Termination of Contract

         5.1 During the period of this contract, if AAT wishes to terminate the contract prior to the expiration date under Clause 1, AAT is entitled to do so; provided that a written notice must be given to the Operator at least 30 days in advance. Thereby, the Operator agrees not to sue or claim for damages from AAT.

                  In case the Operator wishes to terminate this contract prior to the expiration date under Clause 1, the Operator is entitled to do so; provided that a written notice must be given to AAT at least 90 days in advance, and that the Operator has no outstanding payment to AAT.

         5.2 Each and every clause of this contract is deemed essential. If it appears that the Operator acts or omits to act in violation of or non-compliance with any clause herein, or becomes bankrupt, AAT is entitled to immediately terminate this contract, claim for damages and forfeit the performance guarantee under Clause 4.

6.       Proceedings after the End of the Contract

         6.1 Upon expiration date of the contract or AAT or the Operator terminates the contract according to Clause 5, as the case may be, this contract shall end forthwith. The Operator shall demolish or remove the Operator's property from the business premises under this contract and return the same to AAT within seven days from the expiration date or termination date of the contract, as the case may be.

         6.2 If the Operator fails to comply with Clause 6.1, the Operator consents AAT to repossess the business premises under this contract immediately, and consent AAT to demolish or remove the Operator's property from the business premises. Thereby, the Operator agrees to reimburse AAT of the expenses that AAT has to pay for such proceedings at the actual amount, and should any damage occurred due to whatever reasons, the Operator shall not claim for any damages from AAT.

This contract is made in duplicate. Both parties, having read and understood it entirely, hereunder sign their names and affix seal (if any) in the presence of witnesses and each retaining one copy.




AAT                                   The Operator
---                                   ------------

           - signed -                                     - signed -
     (ACM Therdsak Satcharak)                     (Mr. Viratana Suntaranond)



Witness                               Witness
-------                               -------

           - signed -                                     - signed -
   (Miss Chadphaka Bamrungphong)              (Miss Sarinthorn Jongchaidetwong)

                 THE SIAM COMMERCIAL BANK PUBLIC COMPANY LIMITED

                               Letter of Guarantee

029-60-00311-6
No. 029-01-00126-6/93                                            6 November 2001

We, the Siam Commercial Bank Public Company Limited, Lak Si Branch, with offices at 99/50, Chaeng Watthana Road, Talat Bang Khen Sub-district, Lak Si District, Bangkok, hereby issue this Letter of Guarantee to the Airports Authority of Thailand, as follows :

1. Whereas King Power Tax Free Co., Ltd. has entered into the Contract of Permission for Selling Medicines, Medical Supplies and Equipment at the Bangkok International Airport No. 6-61/2544, and performance guarantee is required by the Airports Authority of Thailand, for an amount of Baht 702,768.00 (Seven Hundred and Two Thousand Seven Hundred Sixty-Eight Baht).

2. We consent to bind ourselves as the guarantor of King Power Tax Free Co., Ltd. to the Airports Authority of Thailand for an amount not exceeding Baht 702,768.00 (Seven Hundred and Two Thousand Seven Hundred Sixty-Eight Baht). That is, if King Power Tax Free Co., Ltd. fails to comply with the agreement entered with the Airports Authority of Thailand, or is in breach of any clause of the said agreement, thereby the Airports Authority of Thailand is entitled to forfeit the performance guarantee or demand penalty or fines and/or damages from King Power Tax Free Co., Ltd., we shall promptly make the payment on behalf of and without requesting King Power Tax Free Co., Ltd. to make such payment first.

3. We acknowledge and consent in case the Airports Authority of Thailand has given an extension or leniency for compliance with the agreement to King Power Tax Free Co., Ltd., provided that the Airports Authority of Thailand shall notify us without delay. This Letter of Guarantee is valid from 1 November 2001 to 30 April 2005.

As evidence, we, the Siam Commercial Bank Public Company Limited, Lak Si Branch, by the undersigned who are empowered to enter juristic act binding the bank, hereunder sign our names and affix the seal.


              - signed -                            - signed -         Guarantor
       (Mr. Suchart Wongwiphusana)             (Mr. Phaibun Maneerat)
                              For Managing Director

                                   - signed -                          Witness
                        (Mr. Khomkrit Sunthonphithakkun)

                                   - signed -                          Witness
                           (Mr. Phakkaphong Tansakul)